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                                 EXHIBIT 10.5

                           BUILDING LEASE AGREEMENT

This BUILDING LEASE AGREEMENT ("Lease")is made and entered into as of this 17th day of April, 2000 by and between THE MAURICE J. BALES and MARIANNE J. BALES TRUST ("Landlord") and COMPUTERIZED THERMAL IMAGING, INC., a Nevada corporation ("Tenant").

     1.     Lease     Landlord hereby leases to Tenant, and Tenant hereby
leases from Landlord, the commercial building located at and commonly referred to as 1620 Tice Valley Boulevard, Walnut Creek, California (the "Building") .

     2.     Term     The term of this Lease shall commence on April 20, 2000
and end on April 19, 2003.

     3.     Rent     The rent shall be $7,500 per month for the first twelve
months, payable in advance on or before the 20th day of each month commencing April 20, 2000, and shall increase annually as of April 20 of each succeeding year at a rate equal to the percentage increase, if any, in the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics (All Urban Consumers - San Francisco Bay Area), or any comparable government index then in effect, for the preceding calendar year. Tenant shall pay Landlord a late charge of $375 if the rent is not paid on or before the 25th of the month in which the rent is due.

    4.     Use     Tenant shall use the Building for research and development in the field of infrared transmitting and imaging technology, limited light manufacturing pertaining thereto, and for no other purpose whatsoever. Under no circumstances shall Tenant store or use hazardous substances, materials or wastes at or in the Building, commit waste in or upon the Building or use the Building in any manner that creates a nuisance, violates any laws, regulations or ordinances or increases or causes a cancellation of any policies of insurance carried by Landlord concerning the Building or the contents of the Building.

    5.     Services and Utilities     Landlord shall provide Tenant with the
services and utilities that Landlord customarily has provided to the Building, including, but not limited to, water, electricity, HVAC, janitorial services and exterior and structural repairs. Notwithstanding the foregoing, Landlord shall have no obligation to make interior, non-structural repairs, or to paint or carpet the interior walls, ceilings or floors. Tenant shall at all times maintain the interior of the Building in a state of good repair and in a neat, clean and serviceable condition to the extent that Landlord is not obligated to do so hereunder. Landlord shall have the right to enter the Building for the purposes of showing the Building to prospective purchasers and/or lenders, responding to emergencies and effecting necessary repairs.

    6.     Assignment; Sublease     Tenant shall not assign this Lease or
sublease the Building without Landlord prior written consent, which consent shall not be unreasonably withheld.

    7.     Alterations and Liens     Tenant shall not, without Landlord  prior
written consent, make alterations, additions or improvements to the Building. Tenant shall keep the Building and the land upon which the Building is situated free and clear of any and all mechanics and materialmens liens resulting from any and all such alterations, additions or improvements.

    8.     Loss, Damage and Injury     Landlord shall not be liable to Tenant
or Tenant agents, employees, guests, invitees, or any person claiming by, through or under Tenant, for any injury to person, loss or damage to property, or for loss or damage to business, occasioned by or through the acts or omissions of Landlord or any other person, or by any cause whatsoever, except for any injury, loss or damage occasioned by Landlord gross negligence or willful misconduct. To the extent that such liability has not been caused by Landlord gross negligence or willful misconduct, and to the extent that such liability is not indemnified by Landlord or Tenant policies of insurance, Tenant shall indemnify Landlord from and against any liability arising from Tenant use and/or occupancy of the Building.

     9.     Insurance     Tenant shall, at Tenant  expense, keep in full force
and effect during the term hereof a policy or policies of public liability and property damage insurance with combined single limits of not less than $1 million. Said policy or policies shall name Landlord as an additional insured, and shall insure Landlord contingent liability with respect to acts, or omissions of Tenant. Said policy or policies shall be issued by an insurance company or companies licensed to do business in the State of California and shall require no less than thirty days prior written notice to Landlord before the policy or policies be cancelled or amended. Tenant shall deliver to Landlord a certificate evidencing such insurance within 10 days after the execution of this Lease and withing 10 days after all renewals or replacements of said insurance.

     10.     Holding Over     If Tenant remains in possession of the Building
after the expiration of the term of this Lease, Tenant shall become a Tenant from month to month upon the terms and conditions of this Lease, so far as applicable, but at a monthly rental of $10,000, payable in advance. Said month to month tenancy shall continue until terminated as provided by law.

     11.     Damage     If the Building is damaged by fire or other casualty
covered by insurance, Landlord shall forthwith repair the same, provided such repairs can be made within ninety working days from the date of such damage. In such event, this Lease shall remain in full force and effect during the period when such repairs are made, except that Tenant rent shall be equitably adjusted during said period unless the damage is attributable to the negligent or willful conduct of Tenant or Tenant officers, agents, contractors, employees or invitees. If such repairs are not covered by insurance or cannot be made within ninety working days from the date of such damage, Landlord shall have the option to either: (1) repair or restore the Building, in which case this Lease shall continue in full force and effect, but with the rent equitably adjusted as provided above; or (2) terminate this Lease by so notifying Tenant in writing within thirty working days after the date of damage. The termination shall be effective upon the date specified in the Landlord notice, which date shall be not less than thirty nor more than sixty working days after the giving of said notice. Tenant hereby waives any provisions of law automatically terminating this Lease or otherwise contrary to the provisions of this paragraph in the event of damage to or destruction of the premises.

     12.     Eminent Domain     If all or any part of the Building is taken or
appropriated by any public or quasi-public authority under the power of eminent domain, and such taking will substantially impair Tenant use of the Building for more than ninety days, either party hereto may, at its option, terminate this Lease. If Tenant terminates the Lease, Landlord shall be entitled to, and Tenant upon demand of Landlord shall assign to Landlord, any and all of Tenant rights in and to any and all income, rent, award, and/or any interest therein whatsoever that may be awarded or paid in connection with the taking or appropriation, and Tenant shall have no claim against Landlord or the condemnor for the value of the unexpired term of this Lease. If a part of the Building is taken or appropriated by eminent domain and neither party terminates this Lease, the rent thereafter to be paid shall be equitably adjusted.

     13.     Estoppel Certificates     At any time and from time to time,
Tenant shall, upon Landlord request, promptly execute, acknowledge and deliver to Landlord a statement: (1) certifying the date of commencement of this Lease; (2) acknowledging that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as modified and the date and nature of such modifications) and the date to which the rent has been paid; and (3) setting forth such other matters as may reasonably be requested by Landlord. Landlord and Tenant intend that the statement or statements delivered pursuant to this paragraph may be relied upon by any mortgagee, beneficiary of any Deed of Trust or by any purchaser or prospective purchaser of the Building.

     14.     Waiver of Insurable Losses     Landlord and Tenant intend that
the risks of loss, damage and injury arising from the occupancy and/or use of the Building be allocated as far as possible to the parties respective insurance policies. Accordingly, Landlord and Tenant each hereby waive any and all claims, actions, demands and all rights of recovery against each other, and hereby release each other from all liability therefor, to the maximum extent permitted by law to the extent that such loss, damage or injury is compensated by the parties respective insurance policies.

     15.     No Personal Liability     Notwithstanding any other provision of
this Lease, the liability of Landlord with respect to any obligation shall be limited to the interest of Landlord in the Building, and Tenant shall look solely to such interest for the recovery of any judgment or award against Landlord. Neither Landlord, nor any trustee, member, principal, partner, shareholder, officer, agent, director or beneficiary thereof shall be personally liable for any judgment or deficiency.

     16.     Attorneys Fees     If either Landlord or Tenant commences an
action to interpret or enforce any provision of this Lease, the prevailing party shall be entitled to recover its reasonable attorneys fees in addition to all other remedies.

     17.     No Party is Drafter     Landlord and Tenant each acknowledge that
this Lease has been fully and freely negotiated, and that no provision hereof shall be interpreted against either party on the ground that such party is the drafter thereof.

     18.     Entire Agreement     This Lease constitutes the entire agreement
between the parties and supersedes all prior agreements and understandings, whether written or oral, concerning the subject matter hereof. This Lease may not be amended or otherwise modified except by a writing executed by both parties.

     19.     Successors     Subject to the restrictions on Tenant  right to
assign this Lease or to sublease as set forth in Paragraph 6, this Lease shall be binding upon and inure to the benefit of all successors of the parties.

     20.     Notices     All notices required to be given hereunder shall be
in writing and shall be deemed delivered: i) on the date of delivery if delivered in person or transmitted by fax transmission and receipt thereof has been acknowledged by the party to be notified or a duly authorized representative thereof; ii) on the next business day if delivered by a nationally recognized overnight courier service; or iii) on the third business day after mailing if mailed by first class mail with postage fully prepaid thereon to the last known address of the party to be notified.

     21.     Landlord  Remedies and Applicable Law; No Waiver     In the event
of a default by Tenant of any of Tenant obligations under this Lease, Landlord shall have all rights and remedies available to it under the laws of the State of California. In the event Landlord fails or refuses to exercise its rights with respect to a default, said failure or refusal shall not constitute or be deemed a waiver of any of Landlord rights with respect to any subsequent default.

     22.     Severability     If any provision of this Lease is determined by
a court of competent jurisdiction to be unenforceable, such determination shall not affect any other provision, and all of such other provisions shall remain in full force and effect.

     23.     Applicable Law     This Lease and all provisions hereof shall be
interpreted and enforced in accordance with the law of the State of California.

                                THE MAURICE J. BALES and MARIANNE J.
                                BALES TRUST

                        By:     /s/ Maurice J. Bales, Trustee
                                -----------------------------
                                Maurice J. Bales, Trustee


                        By:     /s/ Marianne J. Bales, Trustee
                                -----------------------------
                                Marianne J. Bales, Trustee
                                Landlord


                                COMPUTERIZED THERMAL IMAGING, INC.,
                                a Nevada corporation


                        By:     /s/ David B. Johnston
                                ----------------------------
                                David B. Johnston
                                President and Chief Executive Officer
                                Tenant